Exhibit 99.1

MoSys, Inc. Reports Second Quarter 2011 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 22, 2011--MoSys, Inc., (NASDAQ: MOSY), a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 Highlights

  Reported total revenue of $3.3 million;
  Ended the quarter with total cash and investments of approximately $31.3 million;
  Completed full verification of first Bandwidth Engine® integrated circuit (IC); and
  Announced the appointment of Thomas Riordan as Chief Operating Officer.

Management Commentary

“During the second quarter, we continued to make progress toward the full production release of our Bandwidth Engine family of ICs,” said Len Perham, MoSys’ President and Chief Executive Officer. “As part of these efforts, we completed the full chip verification process and continued sampling and evaluation activity with various network equipment suppliers. Also, during the quarter, we took steps to expand our sales and marketing channels by adding applications-rich sales representation firms in the eastern U.S. and in China to further support adoption of our Bandwidth Engine IC in these markets. Our efforts over the past six months have kept us on track for the completion of one of our most important goals; that is, securing design wins with our key customers and partners by year-end 2011.

“In addition to our progress merchandising the Bandwidth Engine IC family, we had a solid first half of the year in our IP business, highlighted by securing five new customers and significantly increasing our SerDes licensing activity over the first half of 2010. We remain optimistic that we can achieve our bookings targets in the second half of the year, supported by a strong pipeline of new and follow-on projects, particularly for our 28 nanometer multi-protocol SerDes IP. Lastly, we have strengthened our operational capabilities with the recent addition of Tom Riordan as Chief Operating Officer. Tom has a wealth of operational and leadership experience in the semiconductor industry and will be responsible for engineering, product development and operations. We are pleased to have him join our management team and look forward to his contributions.”

Second Quarter Results

Total net revenue for the second quarter of 2011 was $3.3 million, compared with $3.5 million reported in the first quarter of 2011 and $4.3 million in the second quarter of 2010.

Second quarter 2011 total revenue included licensing revenue of $1.2 million, compared with $1.3 million for the previous quarter and $2.0 million for the second quarter of 2010. Second quarter 2011 royalty revenue was $2.1 million, compared with $2.2 million in the previous quarter and $2.3 million for the second quarter of 2010.

Gross margin for the second quarter of 2011 was 86 percent, compared with 81 percent in the first quarter of 2011 and 87 percent for the second quarter of 2010.

Total operating expenses on a GAAP basis for the second quarter of 2011 were $8.5 million, compared with $8.9 million in the previous quarter and $9.2 million for the second quarter of 2010. Second quarter 2011 operating expenses included $0.7 million of amortization of intangible assets and $0.8 million of stock-based compensation expense.

GAAP net loss for the second quarter of 2011 was $5.7 million, or ($0.15) per share, compared with a net loss of $6.0 million, or ($0.16) per share, in the previous quarter and a net loss of $5.4 million, or ($0.17) per share, for the second quarter of 2010. The non-GAAP net loss for the second quarter of 2011 was $4.2 million, or ($0.11) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the second quarter of 2011 were computed using approximately 37.7 million shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the second quarter 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-800-8651 in the U.S. (1-617-614-2704) outside of the U.S.), and entering the pass code 66316848 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 21724849.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 22, 2011, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems. MoSys' Bandwidth Engine® family of ICs combines the company's patented 1T-SRAM® high-density memory with its high-speed interface technology. MoSys' IP portfolio includes silicon proven SerDes and DDR3 PHYs that support a wide range of data rates across a variety of standards and 1T-SRAM memory cores that provide a combination of high-density, low-power consumption, high-speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys is headquartered in Santa Clara, California. More information is available on MoSys' website at http://www.mosys.com.

MoSys, 1T-SRAM and Bandwidth Engine are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo is a trademark of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net Revenue
Licensing	$1,216	$2,019	$2,563	$3,566
Royalty	2,076	2,250	4,268	4,253
Total net revenue	3,292	4,269	6,831	7,819

Cost of Net Revenue
Licensing	469	541	1,159	1,323
Total cost of net revenue	469	541	1,159	1,323

Gross Profit	2,823	3,728	5,672	6,496

Operating Expenses
Research and development	6,566	6,704	12,721	12,677
Selling, general and administrative	1,917	2,508	4,631	5,106
Total operating expenses	8,483	9,212	17,352	17,783

Loss from operations	(5,660)	(5,484)	(11,680)	(11,287)

Other income, net	25	83	34	192
Loss before income taxes	(5,635)	(5,401)	(11,646)	(11,095)

Income tax provision	17	26	35	58

Net loss	$(5,652)	$(5,427)	$(11,681)	$(11,153)

Net loss per share
Basic and diluted	($0.15)	($0.17)	($0.31)	($0.35)

Shares used in computing net loss per share
Basic and diluted	37,738	31,636	37,505	31,455

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30,	December 31,
	2011	2010

Assets
Current assets:
Cash, cash equivalents and investments	$24,794	$29,351
Accounts receivable, net	546	1,079
Unbilled contract receivables	177	202
Prepaid expenses and other assets	2,991	3,377
Total current assets	28,508	34,009

Long-term investments	6,526	8,193
Property and equipment, net	1,898	2,160
Goodwill	23,134	23,134
Intangible assets, net	4,929	6,238
Other assets	197	232
Total assets	$65,192	$73,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$500	$839
Accrued expenses and other liabilities	2,872	2,623
Accrued acquisition-related earn-out	500	1,500
Deferred revenue	1,726	1,801
Total current liabilities	5,598	6,763

Long-term liabilities	55	146

Stockholders' equity	59,539	67,057

Total liabilities and stockholders’ equity	$65,192	$73,966

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2011	2010	2011	2010

GAAP net loss		$(5,652)	$(5,427)	$(11,681)	$(11,153)
Stock-based compensation expense
-	Cost of net revenue	46	88	107	170
-	Research and development	507	362	810	681
-	Selling, general and administrative	291	308	636	612
	Total stock-based compensation expense	844	758	1,553	1,463

Amortization of intangible assets (1)		654	826	1,309	1,469
Acquisition-related contingent compensation charges (2)		-	485	-	987
Acquisition-related transaction costs (3)		-	-	-	195

Non-GAAP net loss		$(4,154)	$(3,358)	$(8,819)	$(7,039)

GAAP net loss per share		($0.15)	($0.17)	($0.31)	($0.35)
Reconciling items
-	Stock-based compensation expense	0.02	0.02	0.04	0.04
-	Amortization of intangible assets (1)	0.02	0.03	0.03	0.05
-	Acquisition-related contingent compensation charges (2)	-	0.01	-	0.03
-	Acquisition-related transaction costs (3)	-	-	-	0.01

Non-GAAP net loss per share: Basic and diluted		($0.11)	($0.11)	($0.24)	($0.22)

Shares used in computing non-GAAP net loss per share
Basic and diluted		37,738	31,636	37,505	31,455

(1) Non-cash charges for amortization of intangibles arising from acquired assets.

(2) Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development (R&D) and selling, general and administrative (SG&A) expenses for the three months ended June 30, 2010 are $354,000 and $131,000, respectively. Amounts included in R&D and SG&A expenses for the six months ended June 30, 2010 are $842,000 and $145,000, respectively.

(3) Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, 408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, Sr. Acct. Manager, 972-239-5119, ext. 126
btwing@sheltongroup.com